Best Buy Reports Fiscal Fourth Quarter and Full Year 2012 Results
Outlines New Transformation Strategy
Describes Specific Actions to Improve Business Performance

-- Fourth Quarter and Full Year EPS:
-- GAAP: loss of ($4.89) in the fourth quarter; ($3.36) for the full year, inclusive of previously announced charges
-- Adjusted (non-GAAP): profit of $2.47 in the fourth quarter, up 25 percent; $3.64 for the full year, up 6 percent

-- Transformation Strategy to Focus on:
-- Multi-year cost reduction program
-- U.S. store format improvements
-- Growth initiatives
-- Improved customer experience

-- Actions to Improve Business Performance:
-- $800 million in planned cost reductions by fiscal 2015; $250 million in fiscal 2013
-- Reductions to fund investments in enhanced customer experience and growth initiatives
-- Launch Connected Store full market test in the Twin Cities and San Antonio in fiscal 2013
-- Closure of 50 U.S. big box stores in fiscal 2013
-- Opening of 100 U.S. Best Buy Mobile small format stand-alone stores in fiscal 2013
-- Plans to grow Domestic segment online revenue 15 percent in fiscal 2013

-- Fiscal 2013 EPS Outlook
-- GAAP: $2.85 to $3.25
-- Adjusted (non-GAAP): $3.50 to $3.80, up 3 to 12 percent vs fiscal 2012 EPS of $3.39 (as recast for new fiscal year)

MINNEAPOLIS, March 29, 2012 -- Best Buy Co., Inc. (NYSE: BBY) today reported a GAAP net loss of ($1.7) billion, or ($4.89) per share, for its fourth quarter ended March 3, 2012 compared to net income of $651 million, or $1.62 per diluted share for the prior-year period. The fiscal fourth quarter 2012 results include $2.6 billion of charges primarily related to the actions announced on November 7, 2011, which consist of the purchase of Carphone Warehouse Group plc's (CPW) share of the Best Buy Mobile profit share agreement and related costs, a non-cash impairment charge to reflect the write-off of Best Buy Europe goodwill, and restructuring charges (primarily associated with U.K. big box pilot store closures).

Excluding the above charges, adjusted (non-GAAP) diluted earnings per share for the fourth quarter were $2.47, an increase of 25 percent when compared to adjusted diluted earnings per share of $1.98 for the prior-year period. Comparable store sales for the quarter declined 2.4 percent compared to a decline of 4.7 percent for the prior-year period.

For the fiscal year ended March 3, 2012, GAAP loss per share totaled ($3.36) compared to diluted earnings per share of $3.08 in fiscal 2011. Adjusted (non-GAAP) diluted earnings per share for the fiscal year totaled $3.64, an increase of 6 percent when compared to the previous year's adjusted diluted earnings per share of $3.43. Comparable store sales for the fiscal year declined 1.7 percent compared to a decline of 1.8 percent for the prior-year period.

Please see “Reconciliation of Non-GAAP Financial Measures” attached to this release and on the investor relations website, www.investors.bestbuy.com, for more detail.

ACTIONS TO TRANSFORM BUSINESS OPERATIONS

“In order to help make technology work for every one of our customers and transform our business as the consumer electronics industry continues to evolve, we are taking major actions to improve our operating performance,” said Brian J. Dunn, CEO of Best Buy.

“As part of our multi-channel strategy, we intend to strengthen our portfolio of store formats and footprints --- closing some big box stores, modifying others to our enhanced Connected Store format, and adding Best Buy Mobile stand-alone locations --- all to provide a better shopping environment for our customers across multiple channels while increasing points of presence, and to improve performance and profitability.

“These changes will also help lower our overall cost structure. We intend to invest some of these cost savings into offering new and improved customer experiences and competitive prices --- which will help drive revenue. And, over time, we expect some of the savings will fall to the bottom line. At the same time, we will continue to accelerate our key initiatives --- growing connections and services, expanding our digital capabilities and growing our business in China.

“As a result, we believe these actions will position us to grow earnings, improve ROIC, and increase value to our shareholders in the years ahead.”

$800 Million Multi-year Cost Reduction Program
In order to be more efficient and align the company with the opportunities that will provide the greatest returns, the company is taking significant actions to lower its cost base:

•	Planning $800 million in cost reductions by fiscal 2015; including approximately $250 million in fiscal 2013.

•	The planned Domestic segment reductions include:

◦	Retail stores: $300 million

◦	Corporate and support structure: $300 million

◦	Cost of goods sold: $200 million.

•	Specific actions intended to lower costs are expected to include:

◦	The closure of 50 U.S. Best Buy big box stores in fiscal 2013.

◦
Cost savings in corporate and support structure from IT services savings, procurement savings on non merchandise purchases, a reduction in outside consultant services and reduction of approximately 400 positions in our corporate and support areas.

◦	Savings in cost of goods sold driven by reduction of product transition costs, lower product return and exchange expenses and supply chain efficiencies.

U.S. Store Format Improvements
Best Buy's retail store strategy is to increase points of presence, while decreasing overall square footage, for increased flexibility in a multi-channel environment. The company intends to remodel key stores with a new Connected Store format in fiscal 2013, and to continue to build out the successful Best Buy Mobile small format stores throughout the U.S.

•
Based on results from store pilots conducted in 2010 and 2011, Best Buy will be deploying “at-scale” market tests of its new Connected Store format in the Twin Cities and San Antonio metro areas. The store remodels are expected to be completed before the 2012 holiday season. Connected Stores are remodeled big box stores that focus on connections(1), services and multi-channel experience through a total transformation of both the store and the operating environment.

•
The company expects total big box square footage in these combined test markets to be reduced by almost 20 percent through store downsizing and closures, while points of presence will increase by more than 20 percent.

•	Best Buy expects to open another 100 U.S. Best Buy Mobile small format stores in fiscal 2013 and continues to expect to have a total of 600 to 800 such stores by fiscal 2016 (from 305 today).

Growth Initiatives
Best Buy plans to invest to maximize the long-term opportunities offered through its existing four key growth initiatives: e-commerce, connections, services and China.

•	Domestic segment online sales are expected to grow 15 percent in fiscal 2013 and the company continues to expect to reach $4 billion by fiscal 2016.

•
As announced earlier this month, Stephen Gillett has been named to the newly created role of executive vice president and president, Best Buy Digital and Global Business Services to lead the company's global digital strategy.

•	Connections in the U.S. are targeted to grow 15 percent in fiscal 2013, driven by continued mobile phone growth and increased connections in other product categories including tablets and computing.

•	Revenue from Domestic segment services category is expected to grow 10 percent in fiscal 2013.

•
In China, the company plans to open 50 new Five Star stores in fiscal 2013, including 14 new mobile store-within-a-store concepts, and continues to target $4 billion in sales and a total of 400 to 500 (from 204 today) Five Star stores by fiscal 2016.

Improved Customer Experience
Best Buy plans to expand the benefits under its Reward Zone Silver loyalty program, whose members account for a significant percentage of the company's profit. Reward Zone Silver customers will receive exciting enhancements including free expedited shipping, premier access to many of the most popular products and major sales events, a free house call from the Geek Squad, and 60-day no hassle returns and price-match policy.

As part of the company's actions to significantly improve the customer experience, Best Buy will be making important changes later this year to its store operating model that are designed to drive a differentiated employee experience. The company plans to introduce a new store labor model to be implemented in all of its U.S. big box stores before the 2012 holiday season that will provide increased store employee training and a new enhanced compensation plan that introduces financial incentives for delivering on customer service and business goals. The new compensation plan, which will be implemented across the company later this year, is based on a model that has been used successfully in the company's Best Buy Mobile stores.

FOURTH QUARTER AND FULL YEAR FISCAL 2012 FINANCIAL RESULTS

As announced November 7, 2011, net operating results from the closed Best Buy stores in the U.K., China and Turkey, along with other recently sold businesses, are now treated as discontinued operations. All information regarding the company's operating results, unless otherwise noted, pertains to its continuing operations.

FISCAL FOURTH QUARTER PERFORMANCE SUMMARY
(U.S. dollars in millions, except per share amounts)
	Three Months Ended
	Mar 3, 2012	Feb 26, 2011	Change
GAAP
Revenue	$16,630	$16,083	3%
Comparable store sales % change(2)	(2.4)%	(4.7)%	—
Gross profit	$4,057	$3,929	3%
SG&A	$2,765	$2,654	4%
Restructuring charges	$16	$138	(88)%
Goodwill impairment charge	$1,207	$—	—
Operating income	$69	$1,137	(94)%
Diluted EPS from continuing operations	$(4.73)	$1.84	n/a
Diluted EPS, including discontinued operations	$(4.89)	$1.62	n/a

Adjusted (non-GAAP) Results(3)
Gross profit as % of revenue	24.5%	24.5%	0bps
SG&A as % of revenue	16.3%	16.5%	(20bps)
Operating income	$1,357	$1,284	6%
Operating income as % of revenue	8.2%	8.0%	20bps
Diluted EPS from continuing operations	$2.50	2.07	21%

To facilitate comparison to prior results and expectations, the following table presents key line items that reflect adjusted (non-GAAP) results from both continuing and discontinued operations. Please see "Reconciliation of Non-GAAP Financial Measures" attached to this release for more details.

	Three Months Ended
	Mar 3, 2012	Feb 26, 2011	Change
Adjusted (non-GAAP) Results, including both continuing and discontinued Operations(4)
Revenue	$16,730	$16,256	3%
Gross profit as % of revenue	24.5%	24.4%	10bps
SG&A as % of revenue	16.5%	16.9%	(40bps)
Operating income	$1,326	$1,227	8%
Operating income as % of revenue	7.9%	7.5%	40bps
Diluted EPS	$2.47	$1.98	25%

Fiscal Fourth Quarter 2012 Highlights

•	Domestic segment online revenue growth of 21 percent

•	Domestic segment mobile phones comparable store sales growth of 20 percent

•	Domestic segment connections growth of 13 percent

•	Domestic segment tablets and eReaders comparable store sales each increased low triple-digits

•	Domestic segment comparable store sales declines in gaming, notebooks, digital imaging and televisions

•	International gross profit rate improvement of 120 basis points

•	Share repurchases of $317 million (12.8 million shares)

Fiscal Full Year 2012 Highlights

•	Comparable store sales decline of (1.7) percent

•	Estimated gain in total market share in the Domestic segment

•	Domestic segment online revenue growth of 18 percent

•	Domestic segment mobile phones comparable store sales growth of 13 percent

•	Domestic segment connections growth of 11 percent

•	International adjusted operating income dollars increased 17 percent

•	Free cash flow of $2.5 billion(5)

•	Share repurchases of $1.5 billion (54.6 million shares)

•	Closed U.K. big box pilot stores to refocus Best Buy Europe on 2,400 small format stores

•	Purchased CPW's interest in Best Buy Mobile profit share agreement in the U.S. and Canada to more fully capitalize on the significant and growing connections opportunity

Revenue

	Three Months ended March 3, 2012			Prior-Year Period
($millions)	Revenue	Change YOY	Comp. Store Sales	Comp. Store Sales
Domestic	$12,600	4.2%	(2.2%)	(5.5%)
International	4,030	1.1%	(2.9%)	(1.7%)
Total	$16,630	3.4%	(2.4%)	(4.7%)

Total company revenue was $16.6 billion during the fiscal fourth quarter, an increase of 3.4 percent compared to the prior-year period and included a comparable store sales decline of 2.4 percent. Excluding the 53rd week in the fourth quarter of fiscal 2012, total company revenue declined 1.1 percent compared to the prior-year period. The Domestic segment areas of comparable store sales growth included tablets and mobile phones within the Computing & Mobile Phones revenue category and eReaders within the Consumer Electronics revenue category. These increases were more than offset by comparable store sales declines in other areas, including gaming within the Entertainment revenue category, notebooks within the Computing and Mobile Phones category and digital imaging and televisions within the Consumer Electronics revenue category. The Domestic segment online channel delivered a 21 percent revenue increase compared to the prior-year period.

The International segment comparable store sales decline was primarily driven by industry softness in gaming, home theater and digital imaging in Canada and lower connections in Europe given the difficult macro environment, partially offset by gains in our Five Star stores in China.

Gross Profit

	Three Months ended March 3, 2012
($millions)	Gross Profit	Change YOY	% of Revenue
Domestic	$3,015	2%	23.9%
International	1,042	6%	25.9%
Total	$4,057	3%	24.4%

Adjusted gross profit - Domestic	$3,034	3%	24.1%
Adjusted gross profit - International	1,042	6%	25.9%
Adjusted gross profit(3)	$4,076	4%	24.5%

Excluding restructuring charges, Domestic segment adjusted gross profit dollars increased 3 percent including the 53rd week and represented a rate decline of 40 basis points. The primary factor influencing this Domestic segment rate decline was a larger mix of lower-margin promotional small and mid-size televisions. International segment gross profit dollar growth of 6 percent was the result of a rate increase of 120 basis points driven by improvements from stores throughout the International segment.

Selling, General and Administrative expenses (“SG&A”)

	Three Months ended March 3, 2012
($millions)	SG&A	Change YOY	% of Revenue
Domestic	$1,932	1%	15.3%
International	833	13%	20.7%
Total	$2,765	4%	16.6%

Adjusted SG&A - Domestic	$1,932	1%	15.3%
Adjusted SG&A - International	787	7%	19.5%
Adjusted SG&A(3)	$2,719	2%	16.3%

In the Domestic segment, focused cost control activities resulted in only 1 percent growth in SG&A spending compared to the prior-year period. The International segment's SG&A includes $46 million in costs related to the purchase of CPW's share of the Best Buy Mobile profit share agreement. Excluding those expenses, International segment adjusted

SG&A spending increased 7 percent, driven primarily by the absence of a Best Buy Mobile profit share payment, which historically was an increase in Domestic segment SG&A and a reduction in International segment SG&A, and new store openings in Canada.

Total company adjusted SG&A dollar spending increased 2 percent and as a percent of revenue improved 20 basis points. Excluding the effect of the 53rd week, total company adjusted SG&A spending was approximately flat.

Operating Income

	Three Months ended March 3, 2012
($millions)	Operating Income	Change YOY	% of Revenue
Domestic	$1,077	8%	8.5%
International	(1,008)	n/a	n/a
Total	$69	(94%)	0.4%

Adjusted operating income - Domestic	$1,102	6%	8.7%
Adjusted operating income - International	255	2%	6.3%
Adjusted operating income(3)	$1,357	6%	8.2%

Excluding restructuring charges, costs related to the purchase of CPW's share of the Best Buy Mobile profit share agreement and the goodwill impairment, adjusted operating income for the quarter increased 6 percent to $1.4 billion, or 8.2 percent of revenue, compared to $1.3 billion, or 8.0 percent of revenue, for the prior-year period.

Please see the table titled “Reconciliation of Non-GAAP Financial Measures” attached to this release for more detail.

Free Cash Flow, Share Repurchases and Dividends
Fiscal 2012 free cash flow was $2.5 billion, primarily driven by effective management of inventory levels and the timing of several working capital items at the end of the previous fiscal year. During the fourth quarter, the company repurchased $317 million, or 12.8 million shares, of its common stock at an average price of $24.76 per share. For the full year, the company repurchased $1.5 billion, or 54.6 million shares, of its common stock at an average price of $27.47 per share. On January 24, 2012, the company paid a quarterly dividend of $0.16 per common share outstanding, or $56 million in the aggregate.

Fiscal Year Change
As announced on November 7, 2011, Best Buy will change its fiscal year to end the Saturday nearest the end of January, effective starting in the first quarter of fiscal 2013. Below is detail on the quarterly periods for fiscal 2013, which includes 53 weeks:

1st Fiscal Quarter:	Feb. / March / April	January 29, 2012 to May 5, 2012
2nd Fiscal Quarter:	May / June / July	May 6, 2012 to August 4, 2012
3rd Fiscal Quarter:	Aug. / Sept. / Oct.	August 5, 2012 to November 3, 2012
4th Fiscal Quarter:	Nov. / Dec. / Jan.	November 4, 2012 to February 2, 2013

Under the new fiscal year, fiscal 2013 will include 53 weeks, while the recast fiscal 2012 includes 52 weeks. The company's annual report for fiscal 2013 on Form 10-K will cover the 11-month period of March 4, 2012, to February 2, 2013. For important information on the fiscal year change, including fiscal 2011 and 2012 financial statements recast for the new fiscal year, please visit the company's investor relations website, www.investors.bestbuy.com.

Fiscal 2013 Annual Guidance
The following guidance is based on the company's new fiscal year. Fiscal 2013 comprises the 53-week period ending on February 2, 2013, and fiscal 2012 now comprises the 52-week period ending on January 28, 2012.

•
Revenue expected in the range of $50.0 billion to $51.0 billion, reflecting a comparable store sales decline in the range of 2 to 4 percent. These expected results are compared with fiscal 2012 revenue of $50.0 billion and comparable store sales decline of 2.1 percent (recast for the new fiscal year).

•
Adjusted (non-GAAP) operating income dollars expected to decrease 4 to 11 percent when compared to adjusted operating income for fiscal 2012 from continuing operations (recast for the new fiscal year) of $2.3 billion. Adjusted operating income dollars expected to be in the range of a 4 percent decline to 4 percent growth when compared to adjusted operating income for fiscal 2012 from total operations (including both continuing and discontinued operations recast for the new fiscal year) of $2.1 billion.

•
Adjusted (non-GAAP) diluted EPS expected in the range of $3.50 to $3.80, including the expected repurchase of approximately $750 million to $1.0 billion of common shares and excluding fiscal 2013 restructuring costs related to the transformation strategy outlined above. This reflects growth of 3 to 12 percent over the fiscal 2012 adjusted EPS based on the new fiscal year of $3.39.

The company's preliminary estimates for pre-tax restructuring charges in fiscal 2013 related to its transformation strategy outlined above is a range of $300 to $350 million, including store closures, severance, asset impairments and other costs. Including these charges, the preliminary GAAP diluted EPS is expected in the range of $2.85 to $3.25. Please see “Reconciliation of Non-GAAP Guidance” attached to this release for more detail.

For more information on the fiscal year change, including fiscal 2011 and fiscal 2012 financial statements recast for the new fiscal year, please visit the company's investor relations website, www.investors.bestbuy.com.

Conference Call
Best Buy is scheduled to conduct an earnings conference call at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) on March 29, 2012. A webcast of the call is expected to be available on its Web site at www.investors.bestbuy.com both live and after the call. A telephone replay is also available starting at approximately 12:30 pm Eastern Time (11:30 a.m. Central Time) on March 29 through April 5. The dial-in number for the replay is 800-406-7325 (domestic) or 303-590-3030 (international), and the access code is 4519369.

(1) Best Buy Domestic connections units include pre-paid and post-paid mobile phone handsets and video and broadband services activations.

(2) Best Buy's comparable store sales is comprised of revenue at stores, call centers, and Web sites operating for at least 14 full months as well as revenue related to other comparable sales channels. Relocated, remodeled and expanded stores are excluded from the comparable store sales calculation until at least 14 full months after reopening. Acquired stores are included in the comparable store sales calculation beginning with the first full quarter following the first anniversary of the date of the acquisition. The portion of the calculation of the comparable store sales percentage change attributable to the International segment excludes the effect of fluctuations in foreign currency exchange rates. The method of calculating comparable store sales varies across the retail industry. As a result, Best Buy's method of calculating comparable store sales may not be the same as other retailers' methods. The calculation of comparable store sales excludes the impact of the extra week of revenue in the fourth quarter of fiscal 2012.

(3) The company defines adjusted gross profit, adjusted SG&A and adjusted operating income from continuing operations for the periods presented as its reported gross profit, SG&A and operating income from continuing operations for those periods calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”) adjusted to exclude the effects of restructuring charges, costs related to the purchase of CPW's share of the Best Buy Mobile profit share agreement (“Best Buy Europe transaction costs”) and the goodwill impairment referenced earlier in this release. In addition, the company defines adjusted net earnings and adjusted diluted earnings per share from continuing operations for the periods presented as its reported net earnings and diluted earnings per share from continuing operations calculated in accordance with GAAP adjusted to exclude the effects of restructuring charges, Best Buy Europe transaction costs, the goodwill impairment, gain on sale of investments and the noncontrolling interest impact of the restructuring charges, Best Buy Europe transaction costs and the purchase of CPW's share of the Best Buy Mobile profit share agreement.

These non-GAAP financial measures provide investors with an understanding of the company's gross profit, SG&A, operating income, net earnings and diluted earnings per share from continuing operations adjusted to exclude the effect of the items described above. These non-GAAP financial measures assist investors in making a ready comparison of the company's gross profit, SG&A, operating income, net earnings and diluted earnings per share from continuing operations for its fiscal quarter and year ended March 3, 2012, against the company's results for the respective prior-year periods and against third party estimates of the company's diluted earnings per share for those periods that may not have included the effect of such items. Additionally, management uses these non-GAAP financial measures as an internal measure to analyze trends, allocate resources and analyze underlying operating performance. Please see “Reconciliation of Non-GAAP Financial Measures” attached to this release for more detail.

(4) The company defines adjusted revenue, gross profit, adjusted SG&A and adjusted operating income from total operations for the periods presented as its revenue, gross profit, SG&A and operating income from continuing operations for those periods calculated in accordance with GAAP adjusted to include the effects of discontinued operations and exclude the effects of restructuring charges, Best Buy Europe transaction costs and the goodwill impairment referenced earlier in this release. In addition, the company defines adjusted net earnings and adjusted diluted earnings per share for the periods presented as its reported net earnings and diluted earnings per share calculated in accordance with GAAP adjusted to exclude the effects of restructuring charges, Best Buy Europe transaction costs, the goodwill impairment, gain on sale of investments and the noncontrolling interest impact of the restructuring charges, Best Buy Europe transaction costs and the purchase of CPW's share of the Best Buy Mobile profit share agreement.

These non-GAAP financial measures provide investors with an understanding of the company's revenue, gross profit, SG&A, operating income, net earnings and diluted earnings per share from total operations adjusted to exclude the effect of the items described above. These non-GAAP financial measures assist investors in making a ready comparison of the company's revenue, gross profit, SG&A, operating income, net earnings and diluted earnings per share for its fiscal quarter and year ended March 3, 2012, against the company's results for the respective prior-year periods, against management's previously provided guidance and against third party estimates of the company's diluted earnings per share for those periods that may not have included the effect of such items. Please see “Reconciliation of Non-GAAP Financial Measures” attached to this release for more detail.

(5) Best Buy defines free cash flow as total cash provided by operating activities less additions to property and equipment. This non-GAAP financial measure assists investors in making a ready comparison of the company's free cash flow for the year ended March 3, 2012, against the company's results for the respective prior-year periods and against management's previously provided expectations. Please see “Condensed Consolidated Statements of Cash Flows” attached to this release for more detail.

Forward-Looking and Cautionary Statements:
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management's current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “estimate,” “expect,”

“intend,” “project,” “guidance,” “plan,” “outlook,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, changes in consumer preferences, credit market constraints, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of competitors, profit margins, weather, natural or man-made disasters, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, the company's ability to react to a disaster recovery situation, the impact of labor markets and new product introductions on overall profitability, failure to achieve anticipated benefits of announced transactions, integration challenges relating to new ventures and unanticipated costs associated with previously announced or future restructuring activities. A further list and description of these risks, uncertainties and other matters can be found in the company's annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, Best Buy's Annual Report on Form 10-K filed with the SEC on April 25, 2011. Best Buy cautions that the foregoing list of important factors is not complete, and any forward-looking statements speak only as of the date they are made, and Best Buy assumes no obligation to update any forward-looking statement that it may make.

About Best Buy Co., Inc.
Best Buy Co., Inc. (NYSE: BBY) is a leading multi-channel global retailer and developer of technology products and services. Every day our employees - 180,000 strong - are committed to helping deliver the technology solutions that enable easy access to people, knowledge, ideas and fun. We are keenly aware of our role and impact on the world, and we are committed to developing and implementing business strategies that bring sustainable technology solutions to our consumers and communities. For additional information about Best Buy, visit www.investors.bestbuy.com.

Investor Contacts:
Bill Seymour, Vice President, Investor Relations
(612) 291-6122 or bill.seymour@bestbuy.com

Adam Hauser, Director, Investor Relations
(612) 291-4446 or adam.hauser@bestbuy.com

Mollie O'Brien, Director, Investor Relations
(612) 291-7735 or mollie.obrien@bestbuy.com

Media Contacts:
Susan Busch, Senior Director, Public Relations
(612) 291-6114 or susan.busch@bestbuy.com

Esty Pujadas, Ketchum Public Relations
646-935-4073 or esty.pujadas@ketchum.com

BEST BUY CO., INC.
CONSOLIDATED STATEMENTS OF EARNINGS
($ in millions, except per share amounts)
(Unaudited and subject to reclassification)

	Three Months Ended		Twelve Months Ended
	Mar 3, 2012	Feb 26, 2011	Mar 3, 2012	Feb 26, 2011
Revenue	$16,630	$16,083	$50,705	$49,747
Cost of goods sold	12,554	12,145	38,113	37,197
Restructuring charges - cost of goods sold	19	9	19	9
Gross profit	4,057	3,929	12,573	12,541
Gross profit %	24.4%	24.4%	24.8%	25.2%
Selling, general and administrative expenses	2,765	2,654	10,242	10,029
SG&A %	16.6%	16.5%	20.2%	20.2%
Goodwill impairment	1,207	—	1,207	—
Restructuring charges	16	138	39	138
Operating income	69	1,137	1,085	2,374
Operating income %	0.4%	7.1%	2.1%	4.8%
Other income (expense):
Gain on sale of investments	—	—	55	—
Investment income and other	11	17	37	43
Interest expense	(32)	(23)	(134)	(86)
Earnings from continuing operations before income tax expense and equity in (loss) earnings of affiliates	48	1,131	1,043	2,331
Income tax expense	370	341	709	779
Effective tax rate	774.1%	30.1%	68.0%	33.4%
Equity in (loss) earnings of affiliates	(2)	2	(4)	2
Net (loss) earnings from continuing operations	(324)	792	330	1,554
Loss from discontinued operations, net of tax	(108)	(104)	(308)	(188)
Net (loss) earnings including noncontrolling interests	(432)	688	22	1,366
Net earnings from continuing operations attributable to noncontrolling interests	(1,319)	(50)	(1,387)	(127)
Net loss from discontinued operations attributable to noncontrolling interests	53	13	134	38
Net (loss) earnings attributable to Best Buy Co., Inc.	$(1,698)	$651	$(1,231)	$1,277

Basic (loss) earnings per share attributable to Best Buy Co., Inc.
Continuing operations	$(4.73)	$1.88	$(2.89)	$3.51
Discontinued operations	$(0.16)	$(0.23)	$(0.47)	$(0.37)
Basic (loss) earnings per share	(4.89)	1.65	(3.36)	3.14

Diluted (loss) earnings per share attributable to Best Buy Co., Inc.(1)
Continuing operations	(4.73)	1.84	(2.89)	3.44
Discontinued operations	(0.16)	(0.22)	(0.47)	(0.36)
Diluted (loss) earnings per share	(4.89)	1.62	(3.36)	3.08

Dividends declared per Best Buy Co., Inc. common share	$0.16	$0.15	$0.62	$0.58

Weighted average Best Buy Co., Inc. common shares outstanding (in millions)
Basic	347.5	393.3	366.3	406.1
Diluted	347.5	403.4	366.3	416.5

(1) The calculation of diluted earnings per share assumes the conversion of the company's previously outstanding convertible debentures due in 2022 into 8.8 million shares common stock in both the three and twelve months ended February 26, 2011, and adds back the related after-tax interest expense of $1.5 and $5.8 for the three and twelve months ended February 26, 2011, respectively. The calculation of diluted (loss) per share for the three and twelve months ended March 3, 2012 does not include potentially dilutive shares of common stock because their inclusion would be anti-dilutive (i.e., reduce the net loss per share).

BEST BUY CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in millions)
(Unaudited and subject to reclassification)

	Mar 3, 2012	Feb 26, 2011
ASSETS
Current assets
Cash and cash equivalents	$1,199	$1,103
Short-term investments	—	22
Receivables	2,359	2,348
Merchandise inventories	5,731	5,897
Other current assets	1,079	1,103
Total current assets	10,368	10,473
Net property & equipment	3,471	3,823
Goodwill	1,335	2,454
Tradenames	130	133
Customer relationships	229	203
Equity and other investments	140	328
Other assets	403	435
TOTAL ASSETS	$16,076	$17,849

LIABILITIES & EQUITY
Current liabilities
Accounts payable	$5,435	$4,894
Accrued liabilities	2,968	2,771
Short-term debt	480	557
Current portion of long-term debt	43	441
Total current liabilities	8,926	8,663
Long-term liabilities	1,099	1,183
Long-term debt	1,685	711
Equity	4,366	7,292
TOTAL LIABILITIES & EQUITY	$16,076	$17,849

BEST BUY CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in millions)
(Unaudited and subject to reclassification)

	Twelve Months Ended
	Mar 3, 2012	Feb 26, 2011
OPERATING ACTIVITIES
Net earnings including noncontrolling interests	$22	$1,366
Adjustments to reconcile net earnings to total cash provided by operating activities:
Depreciation and amortization of definite-lived intangible assets	945	978
Goodwill impairment	1,207	—
Realized gain on sale of investments	(55)	—
Other, net	462	209
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Receivables	(28)	(371)
Merchandise inventories	120	(400)
Accounts payable	643	(443)
Other assets and liabilities	(23)	(149)
Total cash provided by operating activities	3,293	1,190

INVESTING ACTIVITIES
Additions to property and equipment	(766)	(744)
Other, net	42	175
Total cash used in investing activities	(724)	(569)

FINANCING ACTIVITIES
Repurchase of common stock	(1,500)	(1,193)
Borrowings (repayments) of debt, net	509	(99)
Payment to noncontrolling interest	(1,303)	—
Other, net	(184)	(65)
Total cash used in financing activities	(2,478)	(1,357)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	5	13

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	96	(723)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,103	1,826

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,199	$1,103

Total cash provided by operating activities	$3,293	$1,190
Additions to property and equipment	(766)	(744)
Free cash flow	$2,527	$446

BEST BUY CO., INC.
SEGMENT INFORMATION
($ in millions)
(Unaudited and subject to reclassification)

Domestic Segment Performance Summary - Continuing Operations

	Three Months Ended		Twelve Months Ended
	Mar 3, 2012	Feb 26, 2011	Mar 3, 2012	Feb 26, 2011
Revenue	$12,600	$12,096	$37,615	$37,070
Gross profit	$3,015	$2,946	$9,186	$9,314
SG&A	$1,932	$1,920	$7,307	$7,229
Operating income	$1,077	$995	$1,855	$2,054
Key Metrics (GAAP):
Comparable store sales % change(1)	(2.2)%	(5.5)%	(1.6)%	(3.0)%
Gross profit as % of revenue	23.9%	24.4%	24.4%	25.1%
SG&A as % of revenue	15.3%	15.9%	19.4%	19.5%
Operating income as % of revenue	8.5%	8.2%	4.9%	5.5%
Adjusted (non-GAAP) Key Metrics:(2)
Gross profit as % of revenue	24.1%	24.5%	24.5%	25.1%
SG&A as % of revenue	15.3%	15.9%	19.4%	19.5%
Operating income	$1,102	$1,035	$1,898	$2,094
Operating income % of revenue	8.7%	8.6%	5.0%	5.6%

International Segment Performance Summary - Continuing Operations

	Three Months Ended		Twelve Months Ended
	Mar 3, 2012	Feb 26, 2011	Mar 3, 2012	Feb 26, 2011
Revenue	$4,030	$3,987	$13,090	$12,677
Gross profit	$1,042	$983	$3,387	$3,227
SG&A	$833	$734	$2,935	$2,800
Operating (loss) income	$(1,008)	$142	$(770)	$320
Key Metrics (GAAP):
Comparable store sales % change(1)	(2.9)%	(1.7)%	(2.1)%	2.3%
Gross profit as % of revenue	25.9%	24.7%	25.9%	25.5%
SG&A as % of revenue	20.7%	18.4%	22.4%	22.1%
Operating (loss) income as % of revenue	(25.0)%	3.6%	(5.9)%	2.5%
Adjusted (non-GAAP) Key Metrics:(2)
Gross profit as % of revenue	25.9%	24.7%	25.9%	25.5%
SG&A as % of revenue	19.5%	18.4%	22.1%	22.1%
Operating income	$255	$249	$498	$427
Operating income % of revenue	6.3%	6.2%	3.8%	3.4%

(1) Best Buy's comparable store sales is comprised of revenue at stores, call centers, and Web sites operating for at least 14 full months as well as revenue related to other comparable sales channels. Relocated, remodeled and expanded stores are excluded from the comparable store sales calculation until at least 14 full months after reopening. Acquired stores are included in the comparable store sales calculation beginning with the first full quarter following the first anniversary of the date of the acquisition. The portion of the calculation of the comparable store sales percentage change attributable to the International segment excludes the effect of fluctuations in foreign currency exchange rates. The method of calculating comparable store sales varies across the retail industry. As a result, Best Buy's method of calculating comparable store sales may not be the same as other retailers' methods.

(2) Domestic segment excludes the impact of previously announced restructuring charges. International segment excludes the impact of previously announced restructuring charges, Best Buy Europe transaction costs and goodwill impairment. Please see table titled “Reconciliation of Non-GAAP Financial Measures” at the back of this release.

BEST BUY CO., INC.
REVENUE CATEGORY SUMMARY
(Unaudited and subject to reclassification)

Domestic Segment Summary - Continuing Operations

	Revenue Mix Summary		Comparable Store Sales
	Three Months Ended		Three Months Ended
	Mar 3, 2012	Feb 26, 2011	Mar 3, 2012	Feb 26, 2011
Consumer Electronics	38%	39%	(4.2)%	(6.5)%
Computing and Mobile Phones(1)	38%	34%	7.6%	(2.5)%
Entertainment	13%	17%	(21.0)%	(14.3)%
Appliances	5%	4%	13.2%	6.5%
Services(2)	5%	5%	(4.5)%	7.5%
Other	1%	1%	n/a	n/a
Total	100%	100%	(2.2)%	(5.5)%

International Segment Summary - Continuing Operations

	Revenue Mix Summary		Comparable Store Sales
	Three Months Ended		Three Months Ended
	Mar 3, 2012	Feb 26, 2011	Mar 3, 2012	Feb 26, 2011
Consumer Electronics	24%	24%	(5.9)%	(6.7)%
Computing and Mobile Phones(1)	54%	53%	(0.8)%	2.6%
Entertainment	6%	7%	(17.6)%	(9.9)%
Appliances	9%	8%	6.7%	0.9%
Services(2)	7%	8%	0.1%	(5.2)%
Other	<1%	<1%	n/a	n/a
Total	100%	100%	(2.9)%	(1.7)%

(1) The previous "Home Office" revenue category has been renamed to "Computing and Mobile Phones" to more clearly describe the key products contained within the category. However, the composition of the products within this category has not changed from previous disclosures.

(2) The “Services” revenue category consists primarily of service contracts, extended warranties, computer related services, product repair and delivery and installation for home theater, mobile audio and appliances.

BEST BUY CO., INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
CONTINUING OPERATIONS
($ in millions, except per share amounts)
(Unaudited and subject to reclassification)

The following information provides reconciliations of non-GAAP financial measures from continuing operations presented in the accompanying news release to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures in the accompanying news release may differ from similar measures used by other companies.

The following tables reconcile gross profit, SG&A, operating income, net earnings and diluted earnings per share for the periods presented for continuing operations (GAAP financial measures) to adjusted gross profit, adjusted SG&A, adjusted operating income, adjusted net earnings and adjusted diluted earnings per share for continuing operations (non-GAAP financial measures) for the periods presented.

	Three Months Ended		Three Months Ended
	Mar 3, 2012		Feb 26, 2011
	$	% of Rev.	$	% of Rev.
Domestic - Continuing Operations
Gross profit	$3,015	23.9%	$2,946	24.4%
Restructuring charges - COGS	19	0.2%	9	0.1%
Adjusted gross profit	$3,034	24.1%	$2,955	24.5%

Operating income	$1,077	8.5%	995	8.2%
Restructuring charges - COGS	19	0.2%	9	0.1%
Restructuring charges	6	—%	31	0.3%
Adjusted operating income	$1,102	8.7%	$1,035	8.6%

International - Continuing Operations
SG&A	$833	20.7%	$734	18.4%
Best Buy Europe transaction costs - SG&A	(46)	(1.2)%	n/a	n/a
Adjusted SG&A	$787	19.5%	$734	18.4%

Operating (loss) income	$(1,008)	(25.0)%	$142	3.6%
Restructuring charges	10	0.2%	107	2.6%
Best Buy Europe transaction costs - SG&A	46	1.1%	n/a	n/a
Goodwill impairment	1,207	30.0%	n/a	n/a
Adjusted operating income	$255	6.3%	$249	6.2%

Consolidated - Continuing Operations
Gross profit	$4,057	24.4%	$3,929	24.4%
Restructuring charges - COGS	19	0.1%	9	0.1%
Adjusted gross profit	$4,076	24.5%	$3,938	24.5%

SG&A	$2,765	16.6%	$2,654	16.5%
Best Buy Europe transaction costs - SG&A	(46)	(0.3)%	n/a	n/a
Adjusted SG&A	$2,719	16.3%	$2,654	16.5%

Operating income	$69	0.4%	$1,137	7.1%
Restructuring charges - COGS	19	0.1%	9	—%
Restructuring charges	16	0.1%	138	0.9%
Best Buy Europe transaction costs - SG&A	46	0.3%	n/a	n/a
Goodwill impairment	1,207	7.3%	n/a	n/a
Adjusted operating income	$1,357	8.2%	$1,284	8.0%

	Three Months Ended		Three Months Ended
	Mar 3, 2012		Feb 26, 2011
	$	% of Rev.	$	% of Rev.
Net (loss) earnings	(1,643)		742
After-tax impact of:
Restructuring charges - COGS	12		6
Restructuring charges	12		87
Best Buy Europe transaction costs - SG&A	33		n/a
Goodwill impairment	1,180		n/a
Restructuring charges - NCI	(4)		n/a
Best Buy Europe transaction costs - NCI	(13)		n/a
BBYM profit share buyout - NCI	1,303		n/a
Adjusted net earnings	$880		$835

(Basic) Diluted EPS	$(4.73)		1.84
Per share impact of:
Diluted share count	0.07		n/a
Restructuring charges - COGS	0.03		0.02
Restructuring charges	0.03		0.21
Best Buy Europe transaction costs - SG&A	0.10		n/a
Goodwill impairment	3.35		n/a
Restructuring charges - NCI	(0.01)		n/a
Best Buy Europe transaction costs - NCI	(0.04)		n/a
BBYM profit share buyout - NCI	3.70		n/a
Adjusted diluted EPS	$2.50		2.07

	Twelve Months Ended		Twelve Months Ended
	Mar 3, 2012		Feb 26, 2011
	$	% of Rev.	$	% of Rev.
Domestic - Continuing Operations
Gross profit	$9,186	24.4%	$9,314	25.1%
Restructuring charges - COGS	19	0.1%	9	—%
Adjusted gross profit	$9,205	24.5%	$9,323	25.1%

Operating income	$1,855	4.9%	$2,054	5.5%
Restructuring charges - COGS	19	—%	9	—%
Restructuring charges	24	0.1%	31	0.1%
Adjusted operating income	$1,898	5.0%	$2,094	5.6%

International - Continuing Operations
SG&A	$2,935	22.4%	$2,800	22.1%
Best Buy Europe transaction costs - SG&A	(46)	(0.3)%	n/a	n/a
Adjusted SG&A	$2,889	22.1%	$2,800	22.1%

Operating (loss) income	$(770)	(5.9)%	$320	2.5%
Restructuring charges	15	0.1%	107	0.9%
Best Buy Europe transaction costs - SG&A	46	0.4%	n/a	n/a
Goodwill impairment	1,207	9.2%	n/a	n/a
Adjusted operating income	$498	3.8%	$427	3.4%

	Twelve Months Ended		Twelve Months Ended
	Mar 3, 2012		Feb 26, 2011
	$	% of Rev.	$	% of Rev.
Consolidated - Continuing Operations
Gross profit	$12,573	24.8%	$12,541	25.2%
Restructuring charges - COGS	19	—%	9	—%
Adjusted gross profit	$12,592	24.8%	$12,550	25.2%

SG&A	$10,242	20.2%	$10,029	20.2%
Best Buy Europe transaction costs - SG&A	(46)	(0.1)%	n/a	n/a
Adjusted SG&A	$10,196	20.1%	$10,029	20.2%

Operating income	$1,085	2.1%	$2,374	4.8%
Restructuring charges - COGS	19	—%	9	—%
Restructuring charges	39	0.1%	138	0.3%
Best Buy Europe transaction costs - SG&A	46	0.1%	n/a	n/a
Goodwill impairment	1,207	2.4%	n/a	n/a
Adjusted operating income	$2,396	4.7%	$2,521	5.1%

Net (loss) earnings	$(1,057)		$1,427
After-tax impact of:
Restructuring charges - COGS	12		6
Restructuring charges	26		87
Best Buy Europe transaction costs - SG&A	33		n/a
Goodwill impairment	1,180		n/a
Gain on sale of investments	(48)		n/a
Restructuring charges - NCI	(4)		n/a
Best Buy Europe transaction costs - NCI	(13)		n/a
BBYM profit share buyout - NCI	1,303		n/a
Adjusted net earnings	$1,432		$1,520

(Basic) Diluted EPS	$(2.89)		$3.44
Per share impact of:
Diluted share count	0.08		n/a
Restructuring charges - COGS	0.03		0.02
Restructuring charges	0.07		0.20
Best Buy Europe transaction costs - SG&A	0.09		n/a
Goodwill impairment	3.15		n/a
Gain on sale of investments	(0.13)		n/a
Restructuring charges - NCI	(0.01)		n/a
Best Buy Europe transaction costs - NCI	(0.03)		n/a
BBYM profit share buyout - NCI	3.48		n/a
Adjusted diluted EPS	$3.84		$3.66

BEST BUY CO., INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TOTAL OPERATIONS (CONTINUING AND DISCONTINUED)
($ in millions, except per share amounts)
(Unaudited and subject to reclassification)

The following information provides reconciliations of non-GAAP financial measures from total operations presented in the accompanying news release to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures in the accompanying news release may differ from similar measures used by other companies.

The following tables reconcile revenue, gross profit, SG&A, operating income, net earnings and diluted earnings per share for the periods presented for total operations, which includes continuing and discontinued operations (GAAP financial measures), to adjusted revenue, gross profit, adjusted SG&A, adjusted operating income, adjusted net earnings and adjusted diluted earnings per share for total operations (non-GAAP financial measures) for the periods presented.

	Three Months Ended		Three Months Ended
	Mar 3, 2012		Feb 26, 2011
	$	% of Rev.	$	% of Rev.
Consolidated - Total Operations
Revenue - continuing operations	$16,630		$16,083
Revenue - discontinued operations	100		173
Revenue - total operations	$16,730		$16,256

Gross profit	$4,077	24.4%	$3,943	24.3%
Continuing operations
Restructuring charges - COGS	19	0.1%	9	—%
Discontinued operations
Restructuring charges - COGS	(2)	—%	15	0.1%
Adjusted gross profit	$4,094	24.5%	$3,967	24.4%

Consolidated - Total Operations
SG&A	$2,814	16.8%	$2,740	16.9%
Continuing operations
Best Buy Europe transaction costs - SG&A	(46)	(0.3)%	n/a	n/a
Adjusted SG&A	$2,768	16.5%	$2,740	16.9%

Consolidated - Total Operations
Operating (loss) income	$(60)	(0.4)%	$1,005	6.2%
Continuing operations
Restructuring charges - COGS	19	0.1%	9	—%
Restructuring charges	16	0.1%	138	0.8%
Best Buy Europe transaction costs - SG&A	46	0.3%	n/a	n/a
Goodwill impairment	1,207	7.2%	n/a	n/a
Discontinued operations
Restructuring charges - COGS	(2)	—%	15	0.1%
Restructuring charges	100	0.6%	60	0.4%
Adjusted operating income	$1,326	7.9%	$1,227	7.5%

	Three Months Ended		Three Months Ended
	Mar 3, 2012		Feb 26, 2011
	$	% of Rev.	$	% of Rev.
Consolidated - Total Operations
Net (loss) earnings	$(1,698)		$651
Continuing operations
After-tax impact of:
Restructuring charges - COGS	12		6
Restructuring charges	12		87
Best Buy Europe transaction costs - SG&A	33		n/a
Goodwill impairment	1,180		n/a
Restructuring charges - NCI	(4)		n/a
Best Buy Europe transaction costs - NCI	(13)		n/a
BBYM profit share buyout - NCI	1,303		n/a
Discontinued operations
After-tax impact of:
Restructuring charges - COGS	(2)		10
Restructuring charges	93		44
Restructuring charges - NCI	(45)		n/a
Adjusted net earnings	$871		$798

(Basic) Diluted EPS	$(4.89)		$1.62
Per share impact of diluted share count	0.07		n/a
Continuing operations
Per share impact of:
Restructuring charges - COGS	0.03		0.02
Restructuring charges	0.03		0.21
Best Buy Europe transaction costs - SG&A	0.10		n/a
Goodwill impairment	3.35		n/a
Restructuring charges - NCI	(0.01)		n/a
Best Buy Europe transaction costs - NCI	(0.04)		n/a
BBYM profit share buyout - NCI	3.70		n/a
Discontinued operations
Per share impact of:
Restructuring charges - COGS	—		0.02
Restructuring charges	0.26		0.11
Restructuring charges - NCI	(0.13)		n/a
Adjusted diluted EPS	$2.47		$1.98

	Twelve Months Ended		Twelve Months Ended
	Mar 3, 2012		Feb 26, 2011
	$	% of Rev.	$	% of Rev.
Consolidated - Total Operations
Revenue - continuing operations	$50,705		$49,747
Revenue - discontinued operations	411		525
Revenue - total operations	$51,116		$50,272

Consolidated - Total Operations
Gross profit	$12,648	24.7%	$12,637	25.1%
Continuing operations
Restructuring charges - COGS	19	0.1%	9	—%
Discontinued operations
Restructuring charges - COGS	11	—%	15	0.1%
Adjusted gross profit	$12,678	24.8%	$12,661	25.2%

	Twelve Months Ended		Twelve Months Ended
	Mar 3, 2012		Feb 26, 2011
	$	% of Rev.	$	% of Rev.
Consolidated - Total Operations
SG&A	10,497	20.5%	10,325	20.5%
Continuing operations
Best Buy Europe transaction costs - SG&A	(46)	(0.1)%	n/a	n/a
Adjusted SG&A	10,451	20.4%	10,325	20.5%

Consolidated - Total Operations
Operating (loss) income	$687	1.3%	$2,114	4.2%
Continuing operations
Restructuring charges - COGS	19	0.1%	9	—%
Restructuring charges	39	0.1%	138	0.3%
Best Buy Europe transaction costs - SG&A	46	0.1%	n/a	n/a
Goodwill impairment	1,207	2.4%	n/a	n/a
Discontinued operations
Restructuring charges - COGS	11	—%	15	—%
Restructuring charges	218	0.4%	60	0.1%
Adjusted operating income	$2,227	4.4%	$2,336	4.6%

Consolidated - Total Operations
Net (loss) earnings	$(1,231)		$1,277
Continuing operations
After-tax impact of:
Restructuring charges - COGS	12		6
Restructuring charges	26		87
Best Buy Europe transaction costs - SG&A	33		n/a
Goodwill impairment	1,180		n/a
Gain on sale of investments	(48)		n/a
Restructuring charges - NCI	(4)		n/a
Best Buy Europe transaction costs - NCI	(13)		n/a
BBYM profit share buyout - NCI	1,303		n/a
Discontinued operations
After-tax impact of:
Restructuring charges - COGS	8		10
Restructuring charges	178		44
Restructuring charges - NCI	(85)		n/a
Adjusted net earnings	$1,359		$1,424

(Basic) Diluted EPS	$(3.36)		$3.08
Per share impact of diluted share count	0.09		n/a
Continuing operations
Per share impact of:
Restructuring charges - COGS	0.03		0.02
Restructuring charges	0.07		0.20
Best Buy Europe transaction costs - SG&A	0.09		n/a
Goodwill impairment	3.15		n/a
Gain on sale of investments	(0.13)		n/a
Restructuring charges - NCI	(0.01)		n/a
Best Buy Europe transaction costs - NCI	(0.03)		n/a
BBYM profit share buyout - NCI	3.48		n/a
Discontinued operations
Per share impact of:
Restructuring charges - COGS	0.02		0.02
Restructuring charges	0.47		0.11
Restructuring charges - NCI	(0.23)		n/a
Adjusted diluted EPS	$3.64		$3.43

BEST BUY CO., INC.
RECONCILIATION OF NON-GAAP GUIDANCE
(Unaudited and subject to reclassification)

The following information provides reconciliations of non-GAAP financial measures presented in the accompanying news release to the most comparable financial measures calculated and presented in accordance with GAAP. The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures in the accompanying news release may differ from similar measures used by other companies.

The following tables reconcile operating income from continuing operations, operating income from total operations (including both continuing and discontinued operations) and EPS guidance for the period presented (GAAP financial measures) to adjusted operating income from continuing operations, adjusted operating income from total operations (including both continuing and discontinued operations) and adjusted diluted EPS guidance (non-GAAP financial measures) for the period presented.

Twelve Months Ending
February 2, 2013

Reconciliation of Adjusted Operating Income Percent Change - Continuing operations
Operating income % increase	71% - 93%
Fiscal 2012 adjustments to exclude certain charges
Restructuring charges - cost of goods sold	(3%) - (4%)
Best Buy Europe transaction costs - SG&A	(7%) - (8%)
Restructuring charges	(5%) - (6%)
Goodwill impairment	(82%) - (92%)
Total impact of fiscal 2012 adjustments	(26%) - (17%)
Expected fiscal 2013 restructuring charges	15% - 13%
Adjusted operating income % (decrease)	(11%) - (4%)

Reconciliation of Adjusted Operating Income Percent Change - Total Operations(1)
Operating income % increase	202% - 240%
Fiscal 2012 adjustments to exclude certain charges
Restructuring charges - cost of goods sold	(16%) - (17%)
Best Buy Europe transaction costs - SG&A	(21%) - (24%)
Restructuring charges	(81%) - (91%)
Goodwill impairment	(105%) - (118%)
Total impact of fiscal 2012 adjustments	(21%) - (10%)
Expected fiscal 2013 restructuring charges	17% - 14%
Adjusted operating income % increase (decrease)	(4%) - 4%

Reconciliation of Adjusted Diluted EPS
Diluted EPS guidance	$2.85 - $3.25
Restructuring charges	$0.65 - $0.55
Adjusted diluted EPS guidance	$3.50 - $3.80

(1) Provided for context to understand our operating income guidance from continuing operations.